EXHIBIT 10.81

FIRST AMENDMENT TO SECURITY AGREEMENTS

THIS FIRST AMENDMENT TO SECURITY AGREEMENTS (the "Amendment") is made and entered into as of January 31, 2002 by and between Alterra Healthcare Corporation, a Delaware corporation ("Alterra"), AHC PROPERTIES, INC., a Delaware corporation ("AHC"), and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega").

RECITALS:

          A.          AHC and Omega are parties to a Master Lease dated as of June 14, 1999 (the "Master Lease"), pursuant to which Omega is leasing certain assisted living facilities to AHC. AHC and Omega (Kansas), Inc., a Kansas corporation ("Omega Kansas"), a wholly-owned subsidiary of Secured Party, are parties to a Kansas Master Lease (the "Kansas Master Lease") pursuant to which Omega Kansas is leasing an assisted living facility located in Kansas to AHC.

          B.         Alterra has guaranteed of all of AHC's obligations under the Master Lease and the Kansas Master Lease pursuant to a Lease Guaranty dated as of June 14, 1999 (the "Guaranty").

          C.         As security for the Master Lease, the Kansas Master Lease and the Guaranty, Alterra executed a Security Agreement dated June 14, 1999 granting a security interest to Omega in certain collateral more specifically described therein (the "Existing Alterra Security Agreement").

          D.         As security for the Master Lease, the Kansas Master Lease and the Guaranty, AHC executed a Security Agreement dated June 14, 1999 granting a security interest in certain collateral more specifically described therein (the "Existing AHC Security Agreement").

          E.         Since March 1, 2001, AHC has been, and continues to be, in default under each of the Master Lease and the Kansas Master Lease.

          F.         Concurrently with the execution and delivery of this Agreement, Omega, Omega Kansas, Alterra, AHC, ALS Clare Bridge, Inc., a Delaware corporation, have entered into a Forbearance Agreement and Amendment to Master Lease (the "Forbearance Agreement"), pursuant to which Omega and Omega Kansas have agreed to forbear from exercising remedies under the Transaction Documents (as defined in the Forbearance Agreement) with respect to certain defaults, have withdraw certain Events of Default, and pursuant to which the parties thereto have agreed to amend the Master Lease and the Kansas Master Lease, and to certain other matters more particularly described therein.

          G.         Secured Party, Alterra and AHC desire to amend the Existing Alterra Security Agreement and Existing AHC Security Agreement as provided in this Amendment to correct certain documentation errors contained in each document such that each document accurately relfects the agreement of the parties at the time of entering into each document.

The parties agree as follows:

          1.         From and after the date of this Amendment, each reference in the Existing Alterra Security Agreement to the term "Security Agreement" means the Existing Alterra Security Agreement, as modified by this Amendment. From and after the date of this Amendment, each reference in the Existing AHC Security Agreement to the term "Security Agreement" means the Existing AHC Security Agreement, as modified by this Amendment.

          2.         The definition of "Facilities" in the Existing Alterra Security Agreement is hereby corrected to include the following Facility: Alterra Sterling House of Briargate, 7560 Lexington Drive, Colorado Springs, CO 80920.

          3.         The definition of "Secured Party" in the Existing Alterra Security Agreement and the Existing AHC Security Agreement is hereby corrected to be defined as follows: "Omega Healthcare Investors, Inc., a Maryland corporation, for itself and as collateral agent for Omega (Kansas), Inc., a Kansas corporation."

          4.         Alterra hereby ratifies, affirms and grants a security interest in the Collateral (as defined in the Existing Alterra Security Agreement) in favor of Secured Party securing the Liabilities (as defined in the Existing Alterra Security Agreement), on the terms and subject to the conditions of the Existing Alterra Security Agreement. AHC hereby ratifies, affirms and grants a security interest in the Collateral (as defined in the Existing AHC Security Agreement) in favor of Secured Party securing the Liabilities (as defined in the Existing AHC Security Agreement), on the terms and subject to the conditions of the Existing AHC Security Agreement. Except as expressly and specifically set forth herein, the Existing Alterra Security Agreement and the Existing AHC Security Agreement remain unmodified and in full force and effect.

          5.         The headings in this Amendment have been inserted for convenience only and shall not affect the meaning or interpretation of this Amendment.

Signatures follow.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation

By:          /s/ Taylor Pickett
Name: Taylor Pickett
Title: CEO

Alterra Healthcare Corporation, a Delaware corporation

By:          /s/ Mark W. Ohlendorf
Title: Senior Vice President

AHC Properties, inc., a Delaware corporation

By          /s/ Mark W. Ohlendorf
Name: Mark W. Ohlendorf
Title: Vice President